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                       CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-65396) and Form S-8 (No. 2-76445, No. 2-76444,
No. 33-44371, No. 33-51791, No. 33-60053 and 333-22391) of CIGNA Corporation,
of our report dated February 11, 1997, included in the Current Report on Form 8-K of CIGNA Corporation dated March 5, 1997.


PRICE WATERHOUSE LLP

Philadelphia, Pennsylvania
March 5, 1997